Exhibit 5.1

October 3, 2017

Actinium Pharmaceuticals, Inc.

275 Madison Avenue, 7th Floor

New York, NY 10016

Ladies and Gentlemen:

We have acted as counsel to Actinium Pharmaceuticals, Inc., a Delaware corporation (the “Company”) with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of:

(1) common stock, $0.001 par value per share, of the Company (the “Common Stock”);

(2) preferred stock, $0.001 par value per share, of the Company (the “Preferred Stock”);

(3) debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between the Company and a trustee to be selected by the Company (the “Indenture”);

(4) warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”);

(5) rights to purchase shares of Common Stock or Preferred Stock (the “Rights”);

(6) purchase contracts relating to the sale or purchase of securities by the Company (the “Purchase Contracts”); and

(7) units comprised of one or more shares of Common Stock, Preferred Stock, Debt Securities or Warrants in any combination (the “Units,” and together with the Common Stock, the Preferred Stock, the Debt Securities, the Rights, the Purchase Contracts, and the Warrants, the “Securities”);

with an aggregate offering price not to exceed $200,000,000. Capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Statement.

We also have acted as counsel to the Company in connection with an offering of up to $75,000,000 of shares of Common Stock that may be issued and sold (the “Sales Agreement Shares”) under an At Market Issuance Sales Agreement executed by the Company and FBR Capital Markets & Co. on March 14, 2017 (the “Sales Agreement”). The prospectus for the offer and sale of the Sales Agreement Shares is included in the Registration Statement.

The opinions expressed herein are limited exclusively to the General Corporation Law of the State of Delaware (the “DGCL”), applicable provisions of the Delaware Constitution and judicial decisions interpreting the DGCL and applicable provisions of the Delaware Constitution, and the federal laws of the United States of America, and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

October 3, 2017

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement; (ii) the Company’s Certificate of Incorporation and any amendments to date certified by the Secretary of State of the State of Delaware; (iii) the Company’s Bylaws and any amendments to date certified by an officer of the Company; (iv) the minutes and records of the corporate proceedings of the Company with respect to the authorization of the filing of the Registration Statement and the issuance of the Securities and related matters thereto; (v) the form of Sales Agreement; (vi) the form of common stock certificate; and (vii) such other records, documents and instruments as we have deemed necessary for the expression of the opinions stated herein.

In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

In connection with this opinion, we have assumed that: (i) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) a proper prospectus supplement or supplements (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement, or warrant or unit agreement, with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (vi) at the time of the issuance of any Securities, the Company will be a validly existing corporation under the law of its jurisdiction of incorporation; (vii) the number of shares of Common Stock or Preferred Stock issued pursuant to the Registration Statement, together with the number of shares outstanding or reserved at the time of issuance, will not exceed the respective number of shares authorized by the Company’s certificate of incorporation in effect at the time of such issuance; (viii) (a) no more than 327,868,852 shares of Common Stock will be sold under the Registration Statement and appropriate Prospectus Supplement assuming a current market price of $0.61 per share, and (b) no more than 50,000,000 shares of Preferred Stock (the amount currently authorized under the Company’s Certificate of Incorporation, as amended) will be sold under the Registration Statement and appropriate Prospectus Supplement, and (ix) all the foregoing actions to be taken by the Company are taken so as not to violate any applicable law and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property.

Based on the foregoing, subject to the assumptions and limitations stated herein, and having due regard for the legal considerations we deem relevant, we are of the opinion that:

1. When (i) the issuance and sale of any shares of Common Stock have been duly authorized by all necessary corporate action of the Company and (ii) such shares have been issued and delivered against payment of the purchase price therefor (in an amount in excess of the par value thereof) in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable. The Common Stock covered in the opinion in this paragraph includes any shares of Common Stock that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities but does not include the Sales Agreement Shares.

2. When (i) the terms of any Preferred Stock of a particular series and their issuance and sale have been duly authorized by all necessary corporate action of the Company, (ii) a certificate of designations with respect to such series of Preferred Stock has been duly adopted by the Company and filed with the Secretary of State of the State of Delaware, and (iii) such shares of Preferred Stock have been issued and delivered against payment of the purchase price therefor (in an amount in excess of the par value thereof) in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such shares of Preferred Stock will be validly issued, fully paid, and nonassessable. The Preferred Stock covered in the opinion in this paragraph includes any shares of Preferred Stock that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

October 3, 2017

3. When (i) the terms of any Debt Securities of a particular series and their issuance and sale have been duly authorized by all necessary corporate action of the Company, (ii) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and (iii) the Company has received the consideration provided for in the authorizing resolutions, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. When (i) the terms of any Warrants and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Warrants have been duly executed, countersigned and delivered in accordance with the applicable warrant agreement and against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5. When (i) the terms of any Rights and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Rights have been duly executed, countersigned and delivered in accordance with the applicable rights agreement and against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6. When (i) the terms of any Purchase Contracts and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Purchase Contracts have been duly executed, countersigned and delivered in accordance with the applicable purchase contract agreement and against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms; however, we express no opinion regarding any securities subject to the Purchase Contracts which are not securities issued by the Company.

7. When (i) the terms of any Units and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Units have been duly executed, countersigned and delivered in accordance with the applicable unit agreement and against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms; however, we express no opinion regarding any securities comprising the Units which are not securities issued by the Company.

8. The Sales Agreement Shares are duly authorized and, when such shares have been issued and delivered against payment of the purchase price therefor (in an amount in excess of the par value thereof) in accordance with the Sales Agreement, and as contemplated by the Registration Statement, the Sales Agreement Shares will be validly issued, fully paid and nonassessable.

Our opinion that any document is legal, valid and binding is qualified as to: (i) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally; (ii) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and (iii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

October 3, 2017

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ The Matt Law Firm, PLLC